SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                           FORM 8-K/A
                       (AMENDMENT NO. 1)

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:       SEPTEMBER 16, 1996

                        C. R. BARD, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  New Jersey                 1-6926              22-1454160
  (STATE OF         COMMISSION FILE NUMBER     IRS EMPLOYER
INCORPORATION)                               IDENTIFICATION NO.

          730 Central Avenue, Murray Hill, New Jersey
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             07974
                           (ZIP CODE)

                        (908) 277-8000
                 (REGISTRANT'S TELEPHONE NUMBER)

Item 7.   Financial Statements and Exhibits

C. R. Bard, Inc. filed on September 27, 1996 a Current Report on Form 8-K (the "September 27, 1996 Form 8-K") related to the Company's acquisition of IMPRA, Inc. The following historical financial statements of IMPRA, Inc. were inadvertently omitted
from   the   original   filing   of   the September  27, 1996  8-K.
C. R. Bard, Inc. is hereby amending the September 27, 1996 8-K to include such financial statements.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              C. R. BARD, INC.
                              (Registrant)



                              By:  William C. Bopp /s/
                                   William C. Bopp
                                   Executive Vice President
                                   and Chief Financial Officer



Dated:    November 1, 1996

IMPRA, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED JUNE 30, 1996 and 1995:

 Independent Auditors' Report ...................   2

 Consolidated Balance Sheets ....................  3-4

 Consolidated Statements of Income and
    Retained Earnings ...........................   5
 Consolidated Statements of Cash Flows ..........   6

 Notes to Consolidated Financial Statements .....   8

Deloitte &
Touche ILP    Suite 1200               Telephone: (602)234-5100
              2901 North Central Ave.  Facsimile: (602)234-5186
              Phoenix, AZ 85012-2799

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Impra, Inc. and Subsidiaries
Tempe, Arizona

We have audited the accompanying consolidated balance sheets of Impra, Inc. and subsidiaries (the "Company") as of June 30, 1996 and 1995, and the related consolidated statements of income and retained earnings and of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Impra Medica SA, Impra Medica GmbH and Impra UK Ltd. (consolidated subsidiaries), which statements reflect total assets constituting 28% and 25%, respectively, of consolidated total assets as of June 30, 1996 and 1995, and total revenues constituting 32% and 33%, respectively, of consolidated total revenues for the years then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Impra Medica SA, Impra Medica GmbH and Impra UK Ltd., is based solely on the reports of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP /s/

August 27, 1996

DeloitteTouche
Tohmatsu
International

IMPRA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
JUNE 30, 1996 AND 1995
ASSETS (Notes 6 and 7)                  1996              1995
CURRENT ASSETS:
  Cash and cash equivalents          $ 6,853,619      $ 5,664,743
  Restricted investments (Note 10)                      3,216,459
  Accounts receivable - net of
    allowance of $15,000:
        Trade                          7,781,386        6,923,361
        Other(Note 11)                   187,507           68,362
  Inventories - net (Note 3)           3,903,172        3,414,021
  Notes receivable - related
    parties (Note 11)                  2,470,472
  Deferred income taxes (Note 8)         513,400          965,000
  Income taxes receivable                541,900
  Other current assets                   537,792          414,986

   Total current assets               22,789,248       20,666,932

PROPERTY AND EQUIPMENT - Net
 (Notes 4 and 10)                      2,999,099        2,373,467

OTHER ASSETS:
 Notes receivable - related parties
 (Note 11)                                                532,000
  Intangibles - net (Note 5)             573,178          463,377
  Deferred income taxes (Note 8)         371,100          435,000
  Other                                  201,261          146,840

   Total other assets                  1,145,539        1,577,217

TOTAL                                $26,933,886      $24,617,616

See notes to consolidated financial statements.       (Continued)

IMPRA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
JUNE 30, 1996 AND 1995
LIABILITIES AND STOCKHOLDERS' EQUITY     1996             1995
CURRENT LIABILITIES:
 Accounts payable                    $ 2,594,042      $ 1,650,148
 Accrued expenses(Note 10)             4,035,349        2,946,515
 Accrued commissions                   1,098,909          761,379
 Accrued pension liabilities
 (Note 9)                                894,624          796,684
 Estimated patent settlement
 (Note 10)                                              5,229,000
 Current portion of long-tern debt
 (Note 7)                              2,830,345          281,688

 Total current liabilities            11,453,269       11,665,414

LONG-TERM DEBT - Less current portion
 (Note 7)                                 63,614        1,457,314

 Total liabilities                    11,516,883       13,122,728

COMMITMENTS AND CONTINGENCIES (Notes 2,3, 9 and 10)

STOCKHOLDERS' EQUITY (Notes 7 and 10):
 Common stock, no par value - authorized
  5,000,000 shares; issued 49,338 shares,
  outstanding 30,258 shares              170,715          170,715
 Retained earnings                    17,278,443       13,208,326
 Treasury stock - at cost, 19,080
  shares repurchased                  (2,158,479)      (2,158,479)
 Foreign currency translation
  adjustment                             126,324          274,326

 Total stockholders' equity           15,417,003       11,494,888

TOTAL                                $26,933,886      $24,617,616

See notes to consolidated financial statements.       (Concluded)

IMPRA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED JUNE 30, 1996 AND 1995
                                        1996             1995

NET SALES                            $48,795,876      $41,239,748

COST OF GOODS SOLD                     7,914,290        6,606,681

GROSS PROFIT                          40,881,586       34,633,067

OPERATING EXPENSES (Notes 9, 10 and 11):
  Occupancy                            1,356,078        1,331,853
  Selling                             19,250,909       16,925,765
  Administrative                      10,520,628        8,413,437
  Research and development             2,753,045        2,053,874

   Total operating expenses           33,880,660       28,724,929

INCOME FROM OPERATIONS                 7,000,926        5,908,138

OTHER INCOME (EXPENSE) (Notes 10 and 11):
  Litigation - net                       154,000
  Loss on disposal of assets                (829)        (622,864)
  Foreign currency transaction loss     (233,964)          91,052
  Interest expense                      (373,485)        (259,281)
  Interest income                        332,654          316,144
  Other                                   (9,785)          62,571

   Total other income (expense)         (131,409)        (412,378)

INCOME BEFORE INCOME TAXES             6,869,517        5,495,760

INCOME TAXES (Note 8)                  2,799,400        2,266,000

NET INCOME                             4,070,117        3,229,760

RETAINED EARNINGS, BEGINNING OF YEAR  13,208,326        9,978,566

RETAINED EARNINGS, END OF YEAR       $17,278,443      $13,208,326

See notes to consolidated financial statements.

IMPRA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1996 AND 1995
OPERATING ACTIVITIES                    1996           1995
 Net income                          $4,070,117     $3,229,760
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization        603,693        553,924
   Deferred income taxes                515,500       (268,801)
   Loss on disposal of assets               829        622,864
   Loss on disposal of intangible
    assets                              158,736
   Litigation - net                    (154,000)
   Provision for excess and slow
    moving inventories                  227,175
   Foreign currency translation
    adjustment                         (148,002)       292,269
 Changes in operating assets and
  liabilities:
   Restricted cash                    3,216,459       (139,459)
   Accounts receivable:
     Trade                             (858,025)    (1,033,408)
     Other                             (119,145)       136,335
   Inventories                         (716,326)    (1,032,180)
   Income taxes receivable             (541,900)
   Other current assets                (122,806)       (81,458)
   Intangible assets                   (290,841)      (186,600)
   Other assets                         (54,421)       (63,784)
   Accounts payable                     943,894        180,377
   Accrued expenses                     888,834      1,035,183
   Accrued commissions                  337,530        201,836
   Accrued pension liabilities           97,940        186,883
   Estimated litigation settlement   (4,875,000)
     Net cash provided by operating
      activities                      3,180,241      3,633,741
INVESTING ACTIVITIES:
 Purchases of property and equipment (1,262,216)      (910,822)
 Advances to related parties         (1,938,472)      (335,000)
 Payments from related parties                         131,330
 Proceeds from sale of assets            54,366        104,730
   Net cash used in investing
    activities                       (3,146,322)    (1,009,762)
FINANCING ACTIVITIES:
 Proceeds from long-term debt         2,305,771        443,965
 Payments on long-term debt          (1,150,814)      (943,749)
   Net cash provided by (used in)
    financing activities              1,154,957       (499,784)
INCREASE IN CASH & CASH EQUIVALENTS   1,188,876      2,124,195
CASH & CASH EQUIVALENTS,
 BEGINNING OF YEAR                    5,664,743      3,540,548
CASH & CASH EQUIVALENTS,
 END OF YEAR                         $6,853,619     $5,664,743
                                                                  (Continued)

IMPRA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1996 AND 1995

                                        1996           1995
SUPPLEMENTAL CASH FLOW INFORMATION:
 Interest paid                       $  298,270     $  234,193

 Income taxes paid                   $1,759,547     $2,175,785

 Note receivable - received from a
  related party in connection with
  sale of equipment (Note 11)                       $   42,008

 Capital expenditures financed through
  obligations under capital leases                  $ 147,462


 See notes to consolidated financial
  statements.                                       (Concluded)

IMPRA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1996 AND 1995


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Business and Organization - IMPRA, Inc. and its subsidiaries, IMPRA Foreign Sales Corp. ("FSC"), IMPRA Medica SA (Switzerland), IMPRA Medica GmbH (Germany), IMPRA UK Ltd. (United Kingdom), IMPRA SARL (France), and IMPRA Canada (the "Company") manufacture, distribute, and sell medical devices worldwide primarily to hospitals and medical device distributors.

    The significant accounting policies followed by the Company are summarized as follows:

    a. Principles of Consolidation - The accompanying consolidated financial statements include the accounts of IMPRA, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

    b. Cash and Cash Equivalents - The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    c. Inventories are stated at the lower of cost (first-in, first-out basis) or market.

    d. Property and equipment are recorded at cost and depreciation and amortization are provided using straight-line and accelerated methods over estimated useful lives as follows:

               Description             Years

            Leasehold improvements       40
            Machinery and equipment    3 to 10
            Furniture and fixtures     3 to 10
            Automobiles                3 to  5

    e. Intangibles - Patents and trademarks are amortized using the straight-line method generally over lives of 17 years. Goodwill is amortized using the straight-line method over 10 years.

    f. Foreign Currency Translation - The financial statements of IMPRA, Inc.'s non-United States subsidiaries are translated into United States dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. Assets and liabilities of these foreign subsidiaries representing cash, amounts receivable, inventories or payables are translated into United States dollars at current rates of exchange in effect at year-end. Other accounts including property and equipment and notes payable are translated at historical exchange rates. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded directly as a separate component of stockholders' equity.

    g. Revenue Recognition - The Company records revenue when goods are shipped.

    h. Income taxes are provided based on the provisions of SFAS No. 109, Accounting for Income Taxes, which, among other things, requires that the recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of the financial statements.

    I. Accounting Pronouncements - During 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". Management of the Company does not believe implementation of SFAS No. 121 will have a significant impact on the financial statements.

    j. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

    k. Reclassifications - Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.

2.  SUBSEQUENT EVENT

    On August 5, 1996, the Company entered into an agreement to sell all of the outstanding stock of the Company to C.R. Bard, Inc. The transaction is subject to the Hart Scott Rodino Act. Closing of the transaction is anticipated to occur in September 1996. In conjunction with the closing, all of the related party notes receivable (Note 11) are to be repaid to the Company and all notes payable to and lines of credit with banks (Notes 6 and 7) will be paid in full. As a result the notes receivable and payable are classified as current in these financial statements. In addition, the real property leased by the Company from related parties (Note 11) will be acquired by C.R. Bard, Inc. and therefore, all leases with related parties will be terminated.

3.  INVENTORIES

    Inventories at June 30 consist of the following:

                                     1996          1995

     Raw materials                $  200,051    $  218,885
     Work-in-process                 211,975       428,373
     Finished goods                3,812,516     2,860,958

     Allowance for excess and
      slow moving inventories       (321,370)      (94,195)

     Total inventories            $3,903,172    $3,414,021

    The Company distributes certain products through an exclusive domestic agreement. The agreement expires in September 1996.
    A renewal of the agreement has not been obtained. In the event the agreement is not renewed the Company may have excess inventories on hand. Under the terms of the existing agreement the Company will be prohibited from selling such inventories. Management estimates the potential loss could be up to $800,000 if the Company is unable to sell the excess inventories. Sales of this product totaled approximately $3.4 million and $2.3 million, respectively, for the years ended June 30, 1996 and 1995.

4.  PROPERTY AND EQUIPMENT

    Property and equipment at June 30 consist of the following:

                                     1996          1995

     Leasehold improvements       $1,667,666    $1,259,809
     Machinery and equipment       2,365,209     1,974,790
     Furniture and fixtures        1,336,844     1,027,811
     Automobiles      440,287        408,291

     Total                         5,810,006     4,670,701
     Less accumulated
      depreciation                (2,810,907)   (2,297,234)

     Property and equipment - net $2,999,099    $2,373,467

5.  INTANGIBLES

    Intangibles at June 30 consist of the following:

                                    1996          1995

       Patents                    $346,341      $323,412
       Trademarks                   90,514        78,812
       Goodwill                    105,531       105,531
       Other                        68,148

        Total                      610,534       507,755
       Less accumulated
        amortization               (37,356)      (44,378)

       Intangibles - net          $573,178      $463,377

6.  CREDIT FACILITIES

    The Company has a $ 1,000,000 line of credit which bears interest at the bank's prime rate plus .5% (8.75% at June 30, 1996). The credit line expires on December 2, 1996.

    The Company has a $500,000 term loan available for the purchase of equipment. The agreement bears interest at the bank's prime rate plus 1% (9.25% at June 30, 1996) and matures on December 31, 1996.

    The above credit facilities are guaranteed by the two majority stockholders and are collateralized by substantially all of the assets of the Company (Note 2).

     Among other things, under the above credit facilities the Company is required to maintain certain amounts of tangible net worth and profitability and has restrictions on the amount of capital expenditures. For the year ended June 30, 1996, the Company was in compliance with all such loan covenants.

    The Company has a 300,000 Swiss franc (approximately $239,000 at June 30, 1996) credit line which bears interest at 5.25% and is unsecured.

    There were no amounts outstanding under the above credit facilities at June 30, 1996.

7.  LONG-TERM DEBT

    Long-term debt at June 30 consists of the following:

                                     1996          1995
    Note payable to bank, monthly
    principal payments of $44,536
    plus interest at the bank's
    base rate plus 1% (9.25% at
    June 30, 1996) due February 1,
    1999 (Note 2)                 $1,425,160

    Note payable to a former
    stockholder, annual principal
    and interest payments of
    $265,000, interest at 11.5%,
    due March 2002                 1,105,090    $1,228,780

    Note payable to bank, monthly
    principal payments of $7,500
    plus interest at the bank's
    base rate plus 1% (9.25% at
    June 30, 1995), due October 27,
    1998 (Note 2)                    189,675       279,675

    Notes payable to bank, monthly
    principal and interest payments
    with interest at 8% and 8.75%,
    due through January 1998
    (Note 2)                          52,803        99,037

    Capital lease obligations,
    interest at rates ranging from
    12.5% to 14.5%, due through
    March 2000 (Note 10)             121,231       131,510
    Total                          2,893,959      1,739,002
    Less current portion           2,830,345       281,688

    Long-term portion             $   63,614    $1,457,314

    Annual maturities of long-term debt outstanding at June 30, 1996 after giving effect to the anticipated transaction with C.R. Bard, Inc. (Note 2) are as follows:

       1997                       $2,830,345
       1998                           40,545
       1999                           23,069

       Total                      $2,893,959

    The above obligations are collateralized by substantially all of the Company's assets and a stock pledge agreement.

    On July 12, 1996, the note payable to former stockholder was paid in full and the Company canceled all of the treasury stock (Note 10).

    Based upon available market information and borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of long-term debt approximates the carrying value.

8.  INCOME TAXES

    The provision for income taxes consists of the following for the year ended June 30:

                                      1996          1995
    Current:
       Federal                    $ 1,287,416   $ 1,737,891
       Foreign                        664,220       348,422
       State                          332,264       448,488

    Total current                   2,283,900     2,534,801

    Deferred:
       Federal                        540,667      (213,662)
       Foreign                       (164,694)
       State                          139,527       (55,139)

    Total deferred                    515,500      (268,801)

    Total                         $ 2,799,400   $ 2,266,000

    The provision for income taxes differs from the amount computed at the statutory tax rate as follows:

                                      1996          1995
    Provision using statutory
     tax rate                     $2,335,627    $1,868,558
    State tax net of federal
     income tax benefit              412,169       329,747
    Meals and entertainment          235,414        87,547
    Export sales tax exemption      (115,090)     (130,053)
    Other                            (68,720)      110,201

    Provision for income taxes    $2,799,400    $2,266,000

    Significant components of the Company's net deferred tax assets are comprised of the following as of June 30:

                              1996                1995
                       Current   Noncurrent Current  Noncurrent
    Deferred tax assets:
    Capitalized
    inventory costs    $173,283             $  133,897
    Vacation accrual    110,562                 88,863
    Inventory allowance  93,360
    Litigation           80,000                864,294
    Pension adjustment            $259,738              223,148
    Capital loss
     carry forward                  79,000               79,000
    Exchange gains and
     losses              28,451                 38,792
    Other                45,144    194,862      51,154  211,852
    Valuation allowance            (79,000)             (79,000)

    Total               530,800    454,600   1,177,000  435,000

    Deferred tax liabilities:
       Patent costs                (83,500)
       Exchange gains
        and losses                            (203,486)
       Other            (17,400)                (8,514)
    Total               (17,400)   (83,500)   (212,000)

    Net deferred tax
     asset             $513,400   $371,100   $ 965,000 $435,000

    As of June 30, 1996, the Company has a capital loss carry forward of $196,319 which will expire in 1998. The Company has provided a valuation allowance against the capital loss carry forward.

9.  PENSION BENEFITS

    The Company has a noncontributory defined benefit pension plan (the "plan") covering substantially all domestic employees. Domestic employees are covered on the first day of the plan year in which they complete one year of service and attain age
    21. Plan benefits are based on the employee's compensation and tenure. As a result of the anticipated transaction with C.R. Bard, Inc. (Note 2) the plan may be terminated and merged with a similar benefit plan of C.R. Bard, Inc. in the future.

    The following table sets forth the plan's funded status and amounts recognized in the consolidated balance sheets at June
    30, 1996 and 1995 based on measurement dates of June 30, 1996 and 1995.

    Actuarial present value of
    benefit obligations:
                                          1996          1995
    Accumulated benefit obligation,
    including vested benefits of
    $2,311,369 and $1,849,859          $3,634,985    $2,921,166

    Projected benefit obligation
    for service rendered to date       $5,011,029    $4,014,575
    Plan assets at fair value           3,928.518     3,003,687

    Projected benefit obligation
    in excess of plan assets            1,082,511     1,010,888

    Unrecognized net loss from
    past experience different from
    that assumed and effects of
    changes in assumptions                253,826       259,182

    Unrecognized obligation
    established July 1, 1989 being
    recognized over 15 years              132,113       148,628

    Domestic pension liability         $  696,572    $  603,078

    Net pension expense is comprised for the following
    components:
                                       1996          1995

    Service cost - benefits earned
     during the period              $ 821,604     $ 666,366
    Interest cost on projected
    benefit obligation                314,019       251,972
    Actual (return) loss on plan
    assets                           (463,823)     (308,628)
    Net amortization and deferral     240,511       136,819

    Domestic net periodic pension
    expense                         $ 912,311     $ 746,529

    The weighted-average discount rate, rate of increase in future compensation levels, and expected rate used to determine the costs and liabilities at June 30, 1996 and 1995 were as follows:

    Pre-retirement discount rate                     7.75%
    Post-retirement discount rate                    5.00
    Rate of increase in future compensation          4.50
    Long-term rate of return                         7.75

    The Company also has a profit sharing plan that was frozen in January 1991. During 1996 and 1995, no contributions were made to this plan.

    In addition, IMPRA UK Ltd., IMPRA Medica GmbH, and IMPRA
    Medica SA have governmentally sponsored pension plans. The
    Company contributed approximately $209,000 in each of the years ended June 30, 1996 and 1995.

10. COMMITMENTS AND CONTINGENCIES

    The Company leases certain equipment under capital lease agreements. The Company also leases the majority of its office and manufacturing facilities from the officers and stockholders of the Company under operating lease agreements. Other operating leases are for equipment and the Company's foreign offices. The leases expire at various dates through 2000 and include renewal options. Leased assets totaling $ 105,854 (net of accumulated depreciation of $84,731) are included in property and equipment as of June 30, 1996.

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
    Minimum future lease commitments under these leases for the years ending June 30 are as follows:

                                 Capital    Operating
                                 Leases     Leases
     1997                        $57,617    $466,763
     1998                         53,093     238,484
     1999                         37,463      27,605
     2000                         21,273

     Total minimum future
     lease payments              169,446    $732,852
     Less amounts representing
       interest                  (48,215)

     Minimum future lease
      payments - net            $121,231

    Rent expense under the operating leases totaled approximately $640,000 and $668,000 for the years ended June 30, 1996 and 1995, respectively, of which $359,000 and$343,000 were to related parties. In 1992, the Company purchased 19,080 shares from a former stockholder and simultaneously entered into a noncompete agreement with a former stockholder of the Company. The agreement requires payments of $85,000 through March 2002, which are expensed on an annual basis and no liability or corresponding asset has been recorded in the financial statements. Treasury stock of $2,158,479 was recorded.

    The Company was a defendant in a lawsuit filed during 1991 by one of its competitors alleging patent infringement. On January 25, 1994, the court ruled that the Company's product does infringe certain claims of the patent. The court further ruled that the Company failed in its burden of proof to prove that the patent is invalid. The Company has not sold any such products since 1992. The court determined that damages approximate $5,229,000. Accordingly, a liability was recorded for the estimated settlement and is included in the financial statements at June 30, 1995. The Company appealed the court decision. In order to appeal, the Company was required to pledge to the court a $5,229,000 letter of credit which was collateralized by $3,216,459 in restricted investments and substantially all assets of the Company and was guaranteed by the two majority stockholders. In December 1995, the Company settled the matter for $4,875,000 and reversed the remaining accrual of $354,000 which is included in other income.

    The Company is a defendant in two lawsuits filed in 1995 and 1996 by two former employees alleging wrongful termination on the basis of age and race discrimination. Management has made offers of settlement in these matters, and has recorded a liability which is included in accrued expenses. Management does not believe the resolution of these matters will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

11. RELATED PARTY TRANSACTIONS

    In addition to related party transactions and balances
    described elsewhere, the Company had the following
    receivables from related parties at June 30:
                                          1996          1995
    Note receivable from majority
    stockholders, quarterly interest
    payments of $25,732, interest at
    5.53%, due December 1998,
    collateralized by real property
    (Note 2)                           $1,861,300

    Unsecured note receivable from
    Original Equipment Manufacturers,
    interest at 6%, due July 1, 1998
    (Note 2)                              359,172    $282,000

    Note receivable from stockholder,
    interest payments of $ 15,000 due
    annually on November 1, interest
    at 5.53%, principal due November 1,
    1997, collateralized by 500 shares
    of Company stock (Note 2)             250,000     250,000

    Total                              $2,470,472    $532,000

    Original Equipment Manufacturers ("OEM"), is a company wholly-owned by a stockholder of the Company. Interest income recognized on the above notes during 1996 and 1995 totaled
    $90,668 and $29,163, respectively.

    Amounts due from employees totaled $76,083 and $56,685 at June 30, 1996 and 1995, respectively, and are included in other accounts receivable.

    During 1995, the Company wrote-off unamortized leasehold improvements on a facility leased from a related party totaling approximately $462,000. Because the Company discontinued certain products, the leasehold improvements were no longer necessary. In addition, the Company sold excess equipment to a related party at a loss of approximately
    $43,000.

    In accordance with the terms of a July 1992 consulting agreement, consulting fees totaling $216,000 were paid to a stockholder ofthe Compary during 1995. No such fees were paid during 1996.


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